FOURTEEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FOURTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 28, 2022, between LOANDEPOT.COM, LLC, a Delaware limited liability company (“Borrower”), and NEXBANK  (with its participants, successors and assigns, “Lender”).
R E C I T A L S
A.    Borrower and Lender are parties to that certain Credit and Security Agreement dated as of October 29, 2014 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.
B.    Borrower has requested that Lender amend the Loan Agreement as provided below.
C.    Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.
D.    Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.
NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:
1.Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as reflected on Annex A attached hereto.
2.Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):
(a)Lender shall have received counterparts of this Amendment executed by Borrower, Lender, and each other party set forth on the signature pages hereto;
(b)Lender shall have received counterparts of the Side Letter executed by Borrower;
(c)Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;
(d)No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment; and
(e)Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).
3.Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.
4.Representations and Warranties. As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower thereof, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower.
5.Fees, Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and all related documents; and
6.Miscellaneous.
(a)This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
(b)The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.
(c)All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Facsimiles, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with E-SIGN, UETA, and any applicable state law. To the extent this Amendment is accepted, executed or agreed to in conformity with such laws, it will be binding on each party hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.
(e)THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

(g)Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)This Amendment shall be construed in accordance with and governed by the laws of the State of Texas without regard to its principles of conflicts of laws.

(i)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

BORROWER:

loanDepot.com, LLC,
a Delaware limited liability company

By:
    Name: Patrick Flanagan
    Title: Chief Financial Officer

LENDER:

NEXBANK

By:
    Name: Kevin Olding
    Title: Senior Vice President

Signature Page to Fourteenth Amendment

ANNEX A TO FOURTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
Annex A
CREDIT AND SECURITY AGREEMENT

between

loanDepot.com, LLC
as Borrower

and

NEXBANK
as Lender

DATED AS OF OCTOBER 29, 2014

TABLE OF CONTENTS
    i    Credit and Security Agreement

    ii    Credit and Security Agreement

    iii    Credit and Security Agreement

    iv    Credit and Security Agreement

INDEX TO EXHIBITS
    Exhibit    Description of Exhibit    Section
    D-1    U.S. Tax Compliance Certificate
        (For Foreign Lenders That Are Not
        Partnerships For U.S. Federal
        Income Tax Purposes)    3.3
    D-2    U.S. Tax Compliance Certificate
        (For Foreign Participants That Are Not
        Partnerships For U.S. Federal
        Income Tax Purposes)    3.3
    D-3    U.S. Tax Compliance Certificate
        (For Foreign Participants That Are
        Partnerships For U.S. Federal
        Income Tax Purposes)    3.3
INDEX TO SCHEDULES
    Schedule    Description of Schedule    Section
    4.1(a)(1)    Servicing Rights Subject to Lien    4.1(a)
    4.1(a)(2)    Pledged Servicing Rights    4.1(a)
    5.1(r)    Additional Conditions Precedent    5.1(r)
    6.2    Existing Debt    6.2
    6.5    Litigation and Judgments    6.5
    6.13    Subsidiaries, Ventures, Etc.    6.14
    8.5    Existing Debt owed to Borrower    8.5

    v    Credit and Security Agreement

CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT (the “Agreement”), dated as of October 29, 2014 (the “Closing Date”) is between loanDepot.com, LLC, a Delaware limited liability company (“Borrower”), and NEXBANK (“Lender”).
RECITALS
WHEREAS, Borrower has requested that Lender extend a revolving line of credit to Borrower as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1

Definitions
Section 1.1Definitions.
As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provision, section or recital referred to below:
“Acknowledgment Agreement” means an acknowledgment agreement in the form prescribed by a Designated Agency to be executed by Borrower, the Lender and such Designated Agency as a condition to Borrower’s pledging any Agency Servicing Rights in respect of Mortgage Loans owned by such Designated Agency to the Lender.
“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds twenty percent (20%) or more of any class of voting stock of such Person; or (c) twenty percent (20%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (A) in no event shall Lender be deemed an Affiliate of Borrower or any Obligated Party, or any of their Subsidiaries or Affiliates; and (B) in no event shall any Person that is controlled by Sponsor or any of its Controlled Investment Affiliates (other than Borrower and its Subsidiaries) constitute an Affiliate of Borrower or its Subsidiaries.
“Agency” means Freddie Mac or any successors thereto or (upon the agreement of Borrower and Lender), any other government mortgage loan program and any successor thereto.
“Agency Guidelines” means, with respect to an Agency, the servicing valuation procedural guidelines set forth by such Agency.
“Agency Servicing Rights” means all of Borrower’s rights and interests under any Servicing Agreement with any Agency, including the rights to (a) service the Serviced Loans that are the subject matter of such Servicing Agreement and (b) be compensated, directly or indirectly, for doing so.
“Agency’s Interest” means the interest of the related Agency in the Collateral pursuant to the terms of the Approved Servicing Agreement and the Acknowledgment Agreement.
D-2294739_9.doc    1    Credit and Security Agreement

“Aggregate Advance Rate” means 70%.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Appraisal” means an appraisal of Mortgaged Premises by a licensed or otherwise qualified, disinterested and independent appraiser who (a) meets the standards of the Financial Institutions Reform, Recovery & Enforcement Act of 1989 and all requirements of the applicable Agency Guidelines, (b) unless approved by the Lender on a case-by-case basis, is not a director, officer or employee of Borrower or any Affiliate of Borrower and, to the actual knowledge of any corporate vice president and/or more senior officer of Borrower (without independent investigation), is not related as the spouse of, or a parent, sibling, child or first cousin of any customer who is a maker, mortgagor, guarantor or assumptor of the related Mortgage Note or Mortgage or of any of Borrower’s or any of its Affiliates’ respective directors or officers or any of their spouses and (c) if selected by Borrower, was selected reasonably and in good faith.
“Appraisal Report” means a written report of an Appraisal or a Broker’s Price Opinion of the value of Mortgaged Premises, a signed copy of which is in the possession of Borrower or the Servicer of the related Mortgage Loan, setting forth the relevant appraiser’s or broker’s opinion and method of determination of the fair market value of such Mortgaged Premises, including a statement of all material assumptions made, and dated and signed, by such appraiser or broker, who, and the form of which report, must not be unacceptable to the Lender in its reasonable discretion, it being understood that an appraisal on a form generally acceptable to an Agency will be acceptable to the Lender.
“Approved Servicing Agreement” means (a) in respect of Agency Servicing Rights, a Servicing Agreement between Borrower and an Agency, (b) in respect of Non-Agency Servicing Rights, a Servicing Agreement between any Person approved by Lender in each case that is not a Recourse Servicing Agreement and (c) with respect of Non-Agency Servicing Rights owned by the Borrower, prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry for mortgage loans of the same type as the Serviced Mortgage Loans in the jurisdiction where Mortgaged Premises is located
“Approved Servicing Appraiser” means MountainView Capital Markets or any other servicing appraiser acceptable to the Lender.
    “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.
“Borrowing” means any advance by Lender to Borrower pursuant to Section 2.
“Borrowing Base” means, on any Determination Date, the Collateral Values of the Eligible Servicing Rights that are then Pledged to the Lender; provided that, at any time, the portion of the Borrowing Base attributable to the Non-Agency Servicing Rights shall not exceed 15% of the total Borrowing Base.
“Borrowing Base Deficiency” has the meaning for such term set forth in Section 3.2(b).
“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially in the form of Exhibit A as set forth in the Pricing Side Letter, prepared by and certified by a Responsible Officer.
“Borrowing Request Form” means a certificate, in a form approved by Lender, properly completed and signed by Borrower requesting a Borrowing, which certificate shall include a List of Eligible Agency Servicing Rights, a calculation of the Borrowing Base and such other supporting
    2    Credit and Security Agreement

documentation and information that the Lender may reasonably request, and that, when appropriately completed and submitted with the foregoing required documentation attached, may include requests for Borrowings to finance Eligible Agency Servicing Rights.
“Broker’s Price Opinion” means the written opinion of the value of Mortgaged Premises, issued by a real estate broker duly licensed as such by the jurisdiction in which such Mortgaged Premises are located, reasonably acceptable to the Lender and that is not an Affiliate of Borrower or of any of Borrower’s or its Subsidiaries’ or Affiliates’ directors, members, managers or officers and is not an employee of any of them, selected reasonably and in good faith by Borrower.
“Business Day” has the meaning assigned to it in the Revolving Credit Note.
“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.
“Change of Control” means the occurrence of either of the following: (i) the Sponsor and its Controlled Investment Affiliates and Anthony Hsieh and his Family Affiliates, collectively, cease to own, directly or indirectly, at least 50.01% of Borrower or (ii) Anthony Hsieh and his Family Affiliates, collectively, cease to own, directly or indirectly, at least 25% of Borrower.

“Closing Date” has the meaning set forth in the introductory paragraph hereto.
“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning for such term set forth in Section 4.1; provided, however, that “Collateral” shall not include any Excluded Collateral.
“Collateral Value” means, as of any Determination Date, 65.0% of the Market Value of all Eligible Agency Servicing Rights as updated for the most recent unpaid principal balance and as most recently determined by a Servicing Appraisal. Such value shall be as determined in accordance with the terms and conditions of this Agreement. The Lender may accept as correct any value proposed by Borrower that is not obviously and materially incorrect on its face, and each determination by the Lender of Collateral Value (and of each element of each such determination, including Market Value) may be computed using any reasonable averaging, interpolation and attribution method and, absent manifest error, shall be conclusive and binding.
“Commitment” means the obligation of Lender to make Borrowings pursuant to Section 2 in an aggregate principal amount at any time outstanding up to but not exceeding $248,000,000, subject, however, to increase pursuant to Section 2.6 and termination pursuant to Section 10.2.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit B as set forth in the Pricing Side Letter, prepared by and certified by a Responsible Officer.
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its certificate of formation and limited liability company agreement; and; and (g) in the case of any other entity, its organizational and governance documents and agreements.
“Consumer Lending Business” means the businesses of (i) making residential mortgage loans and other secured and unsecured loans to borrowers who are primarily consumers (as opposed to commercial entities) and (ii) providing real estate services.
“Controlled Investment Affiliates” means, with respect to Sponsor, any fund or investment vehicle that (i) is organized by Sponsor for the purpose of making investments in one or more companies
    3    Credit and Security Agreement

and is controlled by Sponsor or (ii) has the same principal fund advisor or manager as Sponsor or an Affiliate of such advisor or manager (provided that for purposes of the use of the term “Affiliate” in this definition, the term “control” shall have a control threshold of a majority (more than 50%) rather than 20%). For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise
“Customer” means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.
“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the Ordinary Course of Business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so-called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan.
“Default” means the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” has the meaning assigned to it in the Revolving Credit Note.
“Defaulted Mortgage Loan” means, a Mortgage Loan with respect to which any Mortgage Note payment or escrow payment is unpaid for 30 days or more after its due date (whether or not Borrower has allowed any grace period or extended the due date thereof by any means) or another material default has occurred and is continuing, including the commencement of foreclosure proceedings or the commencement of a case in bankruptcy for any Customer under such Mortgage Loan.
“Designated Agency” means an Agency that is a party to one or more Approved Servicing Agreements.
“Determination Date” means the date as of, or for, which a specified subject matter is being determined for purposes of a provision of this Agreement or another Loan Document.
“Dollars” and “$” mean lawful money of the United States of America.
“Eligible Servicing Rights” means, as of any Determination Date, Pledged Servicing Rights as to which each of the representations and warranties with respect to such Servicing Rights set forth in this Agreement are true and correct on the date of each Borrowing and the date of each submission of a Borrowing Base Report, including, without limitation: (a) such Servicing Rights are held by Borrower giving Borrower the right to service (and be compensated as servicer for servicing) a portfolio of Single-family Mortgage Loans pursuant to an Approved Servicing Agreement, (b) such Servicing Rights have not been rejected by the Lender, (c) such Servicing Rights are held by Borrower free and clear of all Liens (other than the Lender’s Lien) and the Lender has been granted and continues to hold a readily enforceable, first priority perfected Lien on such Servicing Rights, subject and subordinate to all rights,
    4    Credit and Security Agreement

powers and prerogatives of Freddie Mac under and in connection with the Freddie Mac Guide and the Purchase Documents (as defined in the Freddie Mac Guide) or any owner of the related Mortgage Loan, (d) in the case of each Servicing Agreement between Borrower and any Agency, is subject to an Acknowledgment Agreement with such Agency, (e) the Mortgage Loans related to such Servicing Rights are with a holder or custodian for a holder of such Mortgage Loans who is acceptable to the Lender, (f) the Servicing Agreement related to such Servicing Rights is not a subservicing arrangement, (g) the Servicing Agreement related to such Servicing Rights is in full force and effect and is legal, valid and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists under such Servicing Agreement and (h) Borrower’s rights to payment under the related Servicing Agreement are genuine and enforceable without defense, offset, bona fide counterclaim or bona fide defense.
“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or any Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with Borrower or any Obligated Party.
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by Borrower or any Obligated Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Borrower or any Obligated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any Obligated Party or any ERISA Affiliate, (g) the failure of Borrower or any Obligated Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.
“Event of Default” has the meaning set forth in Section 10.1.
    5    Credit and Security Agreement

“Excluded Collateral” means (a) Agency Servicing Rights that as of the Closing Date are identified as “Excluded Collateral” on Schedule 4.1(a)(1) delivered by Borrower to Lender on the Closing Date and (b) payments of principal, interest, taxes and/or insurance made by Borrower in respect of a Mortgage Loan owned or guaranteed by Freddie Mac.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Borrowings or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Borrowings or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 3.3 and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Unsecured Term Loan” means the $250,000,000 unsecured term loan dated as of August 3, 2017, among loanDepot.com, LLC, as borrower and US Bank National Association, as Paying Agent.
“Facility Increase Request” means a notice substantially in the form of Exhibit C as set forth in the Pricing Side Letter pursuant to which Borrower requests an increase in the amount of the Maximum Commitment in accordance with Section 2.06.
    “Family Affiliates” means any member of Anthony Hsieh’s family or trust established or controlled by Anthony Hsieh.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor.
“Freddie Mac Guide” shall mean the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.
“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets,
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goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property, in whatever form, now owned or hereafter acquired.
“Interest Credit” has the meaning set forth in Section 2.3.
“Interest Rate Sensitivity Analysis” means an analysis with respect to the Serviced Loans that demonstrates the effect of a 25 basis point, 50 basis point, and 100 basis point increase and decrease in market interest rates on such Serviced Loans.
“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.
“I-Unitholder” means each holder of a Class I Common Unit of LD Holdings, which have no voting rights but are entitled to distributions under certain circumstances as described in LD Holdings’ limited liability company agreement.

“Laws” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority.

“LD Holdings” shall mean LD Holdings Group LLC, a Delaware limited liability company.

“LD Investment Holdings” shall mean LD Investment Holdings, a Delaware corporation.

“Lender” means the Person identified as such in the introductory paragraph hereto, and includes its successors and assigns.
“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, but not including any licenses to use any Intellectual Property granted by Borrower in the Ordinary Course of Business.
“List of Eligible Servicing Rights” means a list in a form acceptable to the Lender, signed by a Responsible Officer and submitted to the Lender from time to time with the Borrowing Request Form listing all Mortgage Loans related to the Pledged Servicing Rights (Mortgage Loans in pools shall be listed by pool number although the Lender shall have the right to require lists of Mortgage Loans in such pools) and stating the portion of the current Borrowing Base evidenced by such Pledged Servicing Rights.
“Loan” means any Borrowing.
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“Loan Documents” means this Agreement, the Security Documents, the Revolving Credit Note, the Pricing Side Letter and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents.
“LTV Ratio” means, at any time, the ratio of (a) the outstanding principal amount of the Revolving Credit Note to (b) the Market Value of all Eligible Servicing Rights as updated for the most recent unpaid principal balance and as most recently determined by a Servicing Appraisal as determined in accordance with the terms and conditions of this Agreement.
“Mandatory Prepayment Event” has the meaning set forth in Section 3.2(b).
“Market Value” means, with respect to any Servicing Rights, as of any Determination Date, the value for such Servicing Rights that is equal to the product of (a) the low end price of such Servicing Rights (stated as a percentage of the unpaid principal balance of the subject Serviced Loans) as determined by the most recent (no less than monthly) appraisal thereof by an Approved Servicing Appraiser and stated in a Servicing Appraisal (provided, however, that if no range of prices for such Servicing Rights is available, then the price shall be the stated fair market value of the Servicing Rights as determined by the Approved Servicing Appraiser) times (b) the aggregate principal balances on the relevant Determination Date of the Servicing Portfolio. The appraised value shall be determined by an Approved Servicing Appraiser selected by Borrower; provided, however, that if a Default has occurred that has not been cured by Borrower or an Event of Default has occurred that has not been declared in writing by the Lender to have been cured or waived, then (i) Lender, in its sole discretion, may select and approve the Approved Servicing Appraiser that will determine such value and/or (ii) the Lender, using its customary methods, systems and procedures, may in its reasonably discretion determine such value, taking into account customary factors, including current market conditions and the fact that the Servicing Rights may be sold or otherwise disposed of (including termination by settlement agreement with the counterparty to the relevant Servicing Agreement). The Lender’s determination of Market Value hereunder shall be conclusive and binding upon the parties, absent manifest error.
“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower or any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against Borrower or any Obligated Party of any Loan Document to which it is a party.
“Maximum Commitment” has the meaning set forth in the Pricing Side Letter.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“MBS” means a mortgage pass-through security, collateralized mortgage obligation, REMIC or other security that (a) is based on and backed by an underlying pool of Mortgage Loans and (b) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for prepayments to be passed through to the holder, whether issued in certificated or book-entry form and whether or not issued, guaranteed, insured or bonded by an Agency, an insurance company, a private issuer or any other Person.
“MERS” means Mortgage Electronic Registration Systems, Inc., or any successor thereto.
“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
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“Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the relevant real property is located to create and constitute a valid and enforceable Lien, subject only to Liens permitted under Section 8.2 hereunder, on the fee simple or long term ground leasehold estate in improved real property.
“Mortgage Loan” means any loan evidenced by a Mortgage Note and includes all right, title and interest of the lender or mortgagee of such loan as a holder of both the beneficial and legal title to such loan, including (a) all loan documents, files and records of the lender or mortgagee for such loan, (b) the monthly payments, any prepayments, insurance and other proceeds, (c) the unseparated rights to service such loan and (d) all other rights, interests, benefits, security, proceeds, remedies and claims in favor or for the benefit of the lender or mortgagee arising out of or in connection with such loan.
“Mortgage Note” means a promissory note secured by a Mortgage.
“Mortgaged Premises” means the Property securing a Mortgage Note.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to Borrower or any Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Non-Agency Servicing Rights” means all of Borrower’s rights and interests under any Servicing Agreement between Borrower and any Person (other than any Agency), including the rights to (a) service the Serviced Loans that are the subject matter of such Servicing Agreement and (b) be compensated, directly or indirectly, for doing so.
“Obligated Party” means Borrower or any other Person who is or becomes party to any agreement that obligates such Person to pay or perform, or that Guarantees or secures payment or performance of, the Obligations or any part thereof.
“Obligations” means all obligations, indebtedness, and liabilities of Borrower and any other Obligated Party to Lender or any Affiliate of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, the other Loan Documents, any and all guarantees executed by Borrower or any other Obligated Party in favor of Lender for third-party indebtedness, any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.
“OFAC” means the U.S. Department of Treasury, Office of Foreign Assets Control.
“Ordinary Course of Business” means the ordinary course of the respective businesses of Borrower and any Obligated Party, consistent with past practice, but excluding any event, action, circumstance or omission that would constitute or give rise to (a) a violation of applicable law, (b) a breach, default or violation of any contract of Borrower or any Obligated Party or (c) a breach of any representation, warranty or covenant of Borrower or any Obligated Party set forth in the Loan Documents.
“Organic Change” means any of the following: (a) any sale, assignment, lease conveyance, exchange, transfer, sale-leaseback or other disposition of substantially all of the assets, business, equity securities or properties of Borrower, whether in one or a series of transactions, other than in the Ordinary Course of Business and whether or not directly or indirectly or through the sale or other disposition of equity securities of any of the other Subsidiaries of Borrower, and (b) any (i) merger, consolidation or other combination to which Borrower or any its Subsidiaries is a party or (ii) liquidation, winding up or dissolution of Borrower or any of its Subsidiaries, other than (1) those not prohibited elsewhere in this Agreement (2) the merger of Borrower with an Affiliate organized solely for the purpose of reorganizing
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Borrower in another jurisdiction to realize tax or other benefits and (3) those transactions expressly consented to in writing by the Lender.
“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
"Permitted Distributions" means (a)Tax Distributions and (b) any I-Unitholder distributions.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Pledged Servicing Rights” has the meaning set forth in Section 4.1(a).
“Pledged to the Lender” means:
(a) for Servicing Rights, Servicing Rights that satisfy the definition of “Servicing Rights” set forth herein and have been duly pledged by Borrower to the Lender; and have not been released from the Lien hereunder;
(b) [reserved];
(c) for any investment securities or deposit account, that such investment securities or deposit account have been made subject to a control agreement executed by the relevant securities intermediary or depository and the Lender that gives control of such investment securities or deposit account to the Lender; and
(d) for any other type of property, that Borrower has granted to the Lender a Lien therein and have taken all steps required under applicable Law to perfect such Lien as a first and prior Lien and security interest in all of Borrower’s present and future right, title and interest therein.
“Pricing Side Letter” means that certain Pricing Side Letter dated as of April [__], 2022 entered into by and among Borrower and Lender, as amended, modified, supplemented, or restated from time to time.
“Principal Office” means the principal office of Lender, presently located at 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201.
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
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“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, including the Collateral.
“Recourse Servicing Agreement” means a Servicing Agreement with respect to which the servicer is obligated to repurchase or indemnify the holder of the related Mortgage Loans in respect of defaults on such Mortgage Loans at any time during the term of such Mortgage Loans.
“Related Indebtedness” has the meaning set forth in Section 11.20.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“REO Property” means a Mortgaged Premises acquired by Borrower on behalf of a MBS trust through foreclosure or deed-in-lieu of foreclosure.
“Reportable Event” means any of the events set forth in Section 4043 of ERISA.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief capital markets officer, chief accounting officer or treasurer of Borrower or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.
“Revolving Credit Note” means the Eighteenth Amended and Restated Promissory Note, dated December [__], 2021, made by Borrower payable to the order of Lender, as amended or restated from time to time.
“Secured Parties” means the collective reference to Lender and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.
“Security Documents” means each and every security agreement, pledge agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.
“Serviced Loans” means all Mortgage Loans serviced or required to be serviced by Borrower under any Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by Borrower for that purpose.
“Servicer” means a Person (which may, or shall, mean Borrower if the context permits, or requires, it) retained by the owner (or a trustee for the owner) of Mortgage Loans to service them under a Servicing Agreement.
“Servicer Downgrade Event” means, if applicable, a servicer rating for Borrower, a Servicer or any sub-servicer is downgraded one or more levels below SQ3 by Moody’s or RPS3 by Fitch.
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“Servicing Agreement” means, with respect to any Person, the arrangement pursuant to which that Person acts as servicer of Mortgage Loans, whether or not any of such Mortgage Loan is owned by such Person, including each Approved Servicing Agreement and, if applicable, the Agency Guidelines.
“Servicing Appraisal” means a written appraisal or evaluation by an Approved Servicing Appraiser evaluating the fair market value of all of the Pledged Servicing Rights as of a date stated in the written report of such evaluation, each such evaluation and report to be made at Borrower’s expense, to be addressed to the Lender and to be in a form reasonably acceptable to the Lender, it being understood that, for purposes of this Agreement, (i) if the opinion of value in any such independent appraisal or evaluation is expressed as a range of values, then for purposes of this Agreement, the Market Value shall be deemed the low end price of the range (ii) each Servicing Appraisal shall take into account customary factors, including current market conditions and the fact that the Servicing Rights may be terminated by the relevant Servicing Agreement’s counterparty, or sold or otherwise disposed of, under circumstances where Borrower is in default under this Agreement and (iii) each Servicing Appraisal shall include an Interest Rate Sensitivity Analysis. Borrower acknowledges that each Approved Servicing Appraiser’s determination of market value is for the limited purpose of determining an advance rate for purposes of the financing provided in this Agreement
“Servicing Payment Account” means Borrower’s non-interest bearing demand deposit account to be maintained with Lender and to be used for (a) the Lender’s deposits of proceeds of Loans made by the Lender to Borrower, and payments constituting the sale proceeds of principal from any Collateral (other than regular principal and interest payments on the Collateral); (b) the Borrower’s deposits of principal and interest payments for the repayment of Loans which payments are made by or on account of Borrower and (c) only if and when (i) no Default has occurred unless it has been either cured by Borrower or waived in writing by the Lender and (ii) no Event of Default has occurred unless the Lender has declared in writing that it has been cured or waived, the Lender’s transfer to Borrower’s designated operating account (or to a controlled disbursement account maintained by Borrower with the Lender) of proceeds of sales or other dispositions of released Collateral permitted hereunder. The Servicing Payment Account shall be a blocked and controlled account from which, if a Default or Event of Default has occurred and is continuing, Borrower shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Lender.
“Servicing Portfolio” means Borrower’s entire portfolio of Serviced Loans.
“Servicing Rights” means, collectively, the Agency Servicing Rights and the Non-Agency Servicing Rights.
“Single-family” is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.
“Sponsor” means LD Investment Holdings.
“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of other Subsidiaries or by Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.
“Tax Distributions” means distributions by the Borrower for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings.
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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means 11:00 A.M. Dallas, Texas time on June 30, 2021, such later date as shall be established pursuant to Section 2.5 or such earlier date on which the Commitment terminates as provided in this Agreement.
“UCC” means Chapters 1 through 11 of the Texas Business and Commerce Code.
“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.
Section 1.2Accounting Matters.
Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, with respect to Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing
Section 1.3ERISA Matters.
If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then Borrower or Lender may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.
Section 1.4Other Definitional Provisions.
All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Unilateral revisions by an Agency to its Agency Guidelines, its seller or servicing guide or its other publications or rules shall not constitute an “amendment” of a Servicing Agreement for purposes of this Agreement.
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SECTION 2Borrowings
Section 2.1Borrowings.
(a)Borrowings. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more revolving credit loans to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Borrowings at any time outstanding shall not exceed the lesser of (i) the amount of the Commitment and (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder. No Loan shall be funded or held with “plan assets” within the meaning of Section 3(42) of ERISA.
(i)The Revolving Credit Note. The obligation of Borrower to repay the Borrowings and interest thereon shall be evidenced by the Revolving Credit Note executed by Borrower, and payable to the order of Lender, in the principal amount of the Commitment as originally in effect.
(ii)Repayment of Borrowings. Borrower shall repay the unpaid principal amount of all Borrowings on (A) in the case of Loans that are not converted to a term loan pursuant to Section 2.07, the Termination Date, and (B) in the case of Loans that are converted to a term loan pursuant to Section 2.07, on the Term Loan Maturity Date, in each case unless sooner due by reason of acceleration by Lender as provided in this Agreement.
(iii)Interest. The unpaid principal amount of the Borrowings shall, subject to the following sentence, bear interest as provided in the Revolving Credit Note. If at any time the rate of interest specified in the Revolving Credit Note would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Borrowings below the Maximum Rate until the aggregate amount of interest accrued on the Borrowings equals the aggregate amount of interest which would have accrued on the Borrowings if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Borrowings shall be payable as provided in the Revolving Credit Note and on the Termination Date.
(iv)Borrowing Procedure. Borrower shall give Lender notice of each Borrowing by means of a Borrowing Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 1:00 p.m. (Dallas, Texas time) on the day on which the Borrowing is desired to be funded. Lender at its option may accept telephonic requests for such Borrowings, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of a Borrowing Request Form in connection with subsequent Borrowings. Any telephonic request for a Borrowing by Borrower shall be promptly confirmed by submission of a properly completed Borrowing Request Form to Lender, but failure to deliver a Borrowing Request Form shall not be a defense to payment of the Borrowing. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Borrowing shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Lender at the Principal Office. If, after giving effect to a requested Borrowing, there is a Borrowing Base Deficiency, or if the Lender determines (either then or on any later day in the course of reviewing the same) that the Borrowing Request Form submitted to it is incomplete or incorrect in any material respect, then the Lender
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shall withhold the entire Borrowing until Borrower shall have demonstrated to the Lender’s reasonable satisfaction that such Borrowing Request Form is in fact not (or is no longer) incomplete or incorrect in any material respect.
Section 2.2General Provisions Regarding Interest; Etc.
(a)Default Interest Rate. Any outstanding principal of any Borrowing and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, at any time that an Event of Default exists, all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand.
(b)Computation of Interest. Interest on the Borrowings and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.
Section 2.3Reserved.
Section 2.4Use of Proceeds.
The proceeds of the Borrowings shall be used by Borrower for (a) acquiring mortgage servicing rights and assets related thereto and (b) other working capital needs and general corporate purposes of the Borrower.
Section 2.5Extension of Termination Date. So long as no Event of Default shall have occurred and be continuing on the date on which notice is given to Lender at least thirty (30) days, but no more than sixty (60) days, prior to the Termination Date then in effect, Borrower may extend the Termination Date to a date that is three hundred and sixty-four (364) days after the then-effective Termination Date, no more than two times, upon delivery by Borrower to Lender of: (a) a written request therefor; and (b) a certificate of Borrower dated the date of such request stating that (i) no Default or Event of Default then exists and is continuing and (ii) Borrower is in compliance with the financial covenants set forth in Section 2 of the Pricing Side Letter. Such extension shall be evidenced by delivery of written confirmation of the same by Lender to Borrower.
Section 2.6Increase in the Maximum Commitment.
(a)Lender may, in its sole discretion, at the request of Borrower, increase the Commitment to the amount requested by the Borrower by increasing its Commitment, subject to the following conditions and Section 1(a)i)(1)(b):
(i)Borrower has delivered to Lender the Facility Increase Request no less than 10 Business Days prior to the date of the proposed increase;
(ii)The Borrower has executed a replacement Note payable to the order of Lender in the outstanding principal amount of the increased Commitment;
(iii)After giving effect to the increase in the Commitment, the Maximum Commitment will not exceed the Maximum Commitment as set forth in the Pricing Side Letter;
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(iv)No Event of Default or Default has occurred and is continuing or would result from such increase in the Commitment;
(v)No Material Adverse Event has occurred;
(vi)Borrower is in compliance with the financial covenants set forth in Section 2 of the Pricing Side Letter;
(vii)As of the date of such increase, the representations and warranties contained in Section 6 and in each other Loan Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct as of such earlier date and except that for the purposes of this Section 2.6, the representations and warranties contained in Section 6.2 will be deemed, as of the date of such increase, to refer to the then-most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1;
(viii)Lender has received written consent from Freddie Mac, consenting to the increase to the Commitment; and
(ix)Lender has provided Borrower with Lender’s written consent to such increase.
(b)Notwithstanding anything to the contrary set forth herein, any increase in the Commitment is subject in all respects to Lender’s prior written consent.
(c)If Lender deems it advisable in its sole discretion, Borrower and Lender agree to execute an amendment to this Agreement, in form and substance acceptable to Lender, to document an increase in the Commitment pursuant to this Section 2.6.
SECTION 3Payments
Section 3.1Method of Payment.
Subject to Section 3.3, all payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Revolving Credit Note.
Section 3.2Prepayments.
(a)Voluntary Prepayments. Borrower may prepay all or any portion of the Revolving Credit Note to the extent and in the manner provided for therein.
(b)Mandatory Prepayment. If on any date of valuation, the LTV Ratio is greater than the Aggregate Advance Rate (a “Borrowing Base Deficiency”), then Borrower shall immediately prepay the outstanding principal amount of the Revolving Credit Note in an amount equal to the aggregate amount necessary to eliminate such Borrowing Base Deficiency. Without limiting the foregoing, if at any time any of the following events occurs (each such event, a “Mandatory Prepayment Event”), then, at the option of the Lender, Borrower shall make a mandatory prepayment of the Loan in whole or in part prior to or simultaneously with such Mandatory Prepayment Event: (i) the consummation of an Organic Change; or (ii) the occurrence of a Change of Control. Borrower shall give written notice to Lender of any Mandatory Prepayment Event not less than fifteen (15) nor more than sixty (60) days prior to the proposed closing date thereof, describing in reasonable detail such transaction and the proposed closing date. Upon receipt of such notice, Lender shall have a period of fifteen (15) days in which to notify Borrower of the principal amount of the Loan or portion thereof to be prepaid. Upon receipt of such notice
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from Lender, Borrower covenants and agrees that it shall prepay, on the closing date of such transaction, the Loan or a portion thereof subject to prepayment.
Section 3.3Taxes
(a)Any and all payments by or on account of any obligation of the Borrower under any this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (b) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(c)
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.3(c)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(1)any Lender that is a Person that is a “United States Person,” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”), shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and
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from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, whichever of the following is applicable:
(A) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B) executed originals of IRS Form W-8ECI;
(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(D) to the extent a Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(3)if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time
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or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

SECTION 4Security
Section 4.1Grant of Security Interest.
As security for the payment of the Borrowings and for the payment and performance of all of the Obligations, Borrower hereby grants to the Lender a first priority security interest, subject to the terms and conditions of the Acknowledgment Agreement, in all of Borrower’s present and future estate, right, title and interest in and to the following (collectively, the “Collateral”) (although Lender does not assume any of Borrower’s or any other liability or obligation under or in respect of any Collateral and such Collateral shall not include Excluded Collateral):
(a)Servicing Rights. “(x) All Agency Servicing Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the UCC) identified by the Seller/Servicer Numbers 171441 and 156827 and (y) all Non-Agency Servicing Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the UCC), including those listed on any List of Eligible Servicing Rights or similar list or schedule delivered by Borrower to the Lender from time to time and including those listed on Schedule 4.1(a)(2) hereto or on any update to Schedule 4.1(a)(2) from time to time submitted to the Lender by Borrower (collectively, the “Pledged Servicing Rights”), together with:
(i)all late charges, fees and other servicing compensation under, for or in respect of the Pledged Servicing Rights, whether or not yet accrued, earned, due or payable;
(ii)all of Borrower’s rights to proceeds of any sale or other disposition of Pledged Servicing Rights and to any payment in respect of the transfer or termination of Pledged Servicing Rights by the counterparty to the relevant Servicing Agreement;
(iii)all other present and future rights and interests of Borrower in, to, and under the Pledged Servicing Rights;
(iv)all insurance and claims for insurance effected or held for the benefit of Borrower or the Lender in respect of the Pledged Servicing Rights;
(v)all of the files, certificates, correspondence, appraisals, accounting entries, journals and reports, other information and data owned by Borrower that describe, catalog or list such information or data, or that otherwise directly relate to the Pledged Servicing Rights, and other information and data that is used or useful for managing and administering the Pledged Servicing Rights;
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(vi)all media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems) owned by Borrower on which is stored only information or data that relates to the Pledged Servicing Rights, and on which no other material information and data that relates to property other than the Pledged Servicing Rights is stored;
(vii)Reserved;
(viii)all distributions on the Pledged Servicing Rights or products and proceeds of the Pledged Servicing Rights, all accounts, payment intangibles and general intangibles arising from, under or in respect of the Pledged Servicing Rights or relating thereto, and all accessions or additions to and all substitutions for any of the Pledged Servicing Rights;
(ix)all instruments, documents, or writings evidencing any monetary obligation, account, payment intangible, general intangible or security interest in any of the Pledged Servicing Rights, whether now existing or hereafter arising, accruing or acquired; and
(x)all security for or claims against others in respect of the Pledged Servicing Rights;
(b)Reserved;
(c)Servicing Payment Account. The Servicing Payment Account and all sums from time to time on deposit in it (excluding the Minimum Servicing Compensation (as defined in the Acknowledgment Agreement));
(d)Reserved;
(e)Other Property. Any other Property acceptable to the Lender and Pledged to the Lender; and
(f)Other Rights. All rights to have and receive any of the Collateral described above, all accessions or additions to and substitutions for any of such Collateral, together with all renewals and replacements of any of such Collateral, all other rights and interests now owned or hereafter acquired by Borrower in, under or relating to any of such Collateral or referred to above and all proceeds of any of such Collateral; all of Borrower’s present and future accounts, payment intangibles and general intangibles arising from or relating to the Servicing Payment Account or any such other Property as may be specifically Pledged to the Lender in writing by Borrower and acceptable to the Lender; any instruments, documents or writings evidencing any monetary obligation, contract right, account or security interest in any of such property or its proceeds accruing or accrued and all other rights and interests in and to any and all security for or claims against others in respect of any of the property described or referred to above in this Section 4.1; all books, records, contract rights, instruments, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of such property, including all insurance and claims for insurance effected or held for the benefit of Borrower or the Lender respect of any of the foregoing, in each case whether now existing or hereafter arising, accruing or accrued; and all other rights and interests in and to any and all security for or claims against others in respect of any of the rights, interests and property described or referred to above;
provided, however, that the Collateral shall not include: (i) any lease, license, sublicense, permission, contract, covenant, or agreement or any property subject to any of them to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense, permission, contract, covenant, or agreement or would create a right of termination in favor of any other party thereto or would otherwise require consent thereunder; or (ii) any intent-to-use trademark application prior to the filing of a “Statement of Use” with the U.S. Patent and
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Trademark Office and acceptance of such “Statement of Use” by the U.S. Patent and Trademark Office.
Section 4.2Limited Pledge of Servicing. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing rights under Approved Servicing Agreements with a Designated Agency shall only secure Borrower’s debt to the Lender incurred under a facility used in whole or in part for the purposes of, or to refinance a facility used in whole or in part for the purposes of, purchasing Mortgage Loan servicing rights; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent such Designated Agency supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Agreements, Acknowledgment Agreements, or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby with respect to the Agency Servicing Rights is subject to the following provision to be included in each financing statement filed in respect hereof:
Notice with respect to Freddie Mac Mortgage Loans:
Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.
Section 4.3Acknowledgment Agreements. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, all terms and provisions of this Agreement and the other Loan Documents are and shall be subject to the terms and provisions of each Acknowledgement Agreement. To the extent that any conflict necessarily exists or shall be adjudged to exist between the terms and provisions of this Agreement and those of an applicable Acknowledgment Agreement, solely with respect to the relationship and agreements between Borrower, Lender and a Designated Agency, the terms and provisions of such Acknowledgment Agreement shall govern and control.
Section 4.4Lender Requires Acknowledgment Agreements and Consent Agreements. Pledged Servicing Rights under Servicing Agreements with any Agency will have a Market Value of zero for purposes of determining Collateral Value (a) upon the earlier of (i) the termination or (ii) expiration of the Acknowledgment Agreement covering such Pledged Servicing Rights and (b) until a replacement Acknowledgment Agreement covering such Pledged Servicing Rights has been executed and delivered by the Borrower the Lender and an Agency.
Section 4.5Further Assurances Concerning Collateral. In furtherance of the foregoing, Borrower hereby agrees to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as the Lender may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to the Lender in and
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to any and all such Collateral and to preserve and protect the Lender’s rights in respect of all present and future Collateral for the Obligations.
Section 4.6Financing Statements Filing Authorization. Borrower hereby irrevocably authorizes the Lender, at any time and from time to time, to file at Borrower’s cost and expense in any filing office in any jurisdiction any initial financing statements and continuations thereof and amendments thereto, including amendments to update the lists of Pledged Servicing Agreements attached as exhibits to such financing statements whenever such lists are updated, that (a) indicate the Servicing Collateral, regardless of whether any particular asset in the Servicing Collateral falls within the scope of Article 9 of the UCC, and (b) provide any other information required for the sufficiency or filing office acceptance of any financing statement or amendment. Borrower agrees to furnish any such information to the Lender promptly upon the Lender’s request.
Section 4.7Borrower Remains Liable. Notwithstanding anything contained in this Agreement to the contrary, Borrower expressly agrees that it shall (a) remain liable under each of the Pledged Servicing Agreements and related agreements included in the Servicing Collateral to keep, observe and perform all of the conditions and obligations to be kept, observed and performed by Borrower (or any predecessor in interest) thereunder and (b) perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such agreement. The Lender shall not have any obligation or liability under any such agreement by reason of, or arising out of, this Agreement or the granting to the Lender of a Lien therein or the receipt by the Lender of any payment relating to any such agreement.
Section 4.8Rights after Occurrence of Default. After the occurrence of any Event of Default that the Lender has not declared in writing to have been cured or waived, the Lender shall have the following rights (but no obligations):
(a)in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;
(b)to direct, and to take any and all other steps necessary to cause, any Servicer of any of the Collateral to pay over directly to the Lender for the account of Borrower (instead of to Borrower or any other Person) all sums from time to time due to Borrower and to take any and all other actions that Borrower or the Lender has the right to take under Borrower’s contract with such Servicer;
(c)to request that Borrower forthwith pay to the Lender at its Principal Office all amounts thereafter received by Borrower upon or in respect of any of the Collateral, advising the Lender as to the sources of such funds, and if the Lender does so request, then Borrower shall diligently and continuously thereafter comply with such request.
(d)All amounts so received and collected by the Lender shall be paid or applied to pay (i) fees owing under the Loan Documents, (ii) the reasonable costs and expenses incurred by the Lender in collecting or enforcing the Revolving Credit Note and the other Loan Documents, defending against any claims made in respect of the Loan Documents or any related transactions, protecting or realizing on Collateral and (iii) accrued and unpaid interest on and principal of the Revolving Credit Note; and
(e)Borrower hereby grants to the Lender a non-exclusive license to use Borrower’s operating systems to manage and administer the Pledged Servicing Rights and any of the data and information relating thereto, together with the media that is owned by Borrower and on which the same are stored to the extent stored with material information or data that relates to property other than the Pledged Servicing Rights (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage
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media or systems, and Borrower’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by Borrower’s permittees), and any computer programs that are owned by Borrower (or licensed to Borrower under licenses that may lawfully be transferred or used by Borrower’s permittees) and that are used to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data, in each case effective solely upon the occurrence and during the continuance of any Event of Default, to the extent necessary to enable Lender to realize on the Collateral and any permitted successor or assign to enjoy the benefits of the Collateral.  Such license is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Borrower or any other Person by Lender or any other Person. Such license shall automatically terminate upon (i) the termination of this Agreement or (ii) payment in full of all Obligations and the termination of the Revolving Credit Note;
provided, however, that any and all rights and remedies of the Lender in this Agreement are expressly subject and subordinate to the prior rights of a Designated Agency as to Collateral subject to an Acknowledgment Agreement with such Designated Agency, and in the event the enforcement by the Lender of any of its rights and remedies under this Article 4 or Article 10 could reasonably be expected to materially and adversely conflict with the provisions of an applicable Acknowledgment Agreement with respect to the Collateral subject to the Acknowledgment Agreement, the restrictions imposed under the Acknowledgment Agreement shall control.
Section 4.9Attorney-In-Fact Appointment. Borrower hereby appoints the Lender as its attorney-in-fact to take all such steps in its name and behalf as are necessary or appropriate to (i) request that any Pledged Servicing Right related to any Agency or any other investor be transferred to the Lender or to another approved servicer approved such Agency or such other investor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Borrower thereunder) all aspects of each servicing contract that is Collateral, (ii) request distribution to the Lender of sale proceeds or any applicable contract termination fees arising from the sale or termination of such servicing rights and remaining after satisfaction of Borrower’s relevant obligations to such Agency or such other investor (as the case may be), including costs and expenses related to any such sale or transfer of such servicing rights and other amounts due for unmet obligations of Borrower to such Agency or such other investor (as the case may be) under applicable Agency Guideline or such other investor’s contract, (iii) deal with investors and any and all subservicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Borrower and (iv) take any action and execute any instruments that the Lender deems necessary or advisable to accomplish any of such purposes, and such appointment shall be deemed a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall be unpaid or Lender shall have any outstanding commitment to lend or to extend any other financial accommodations to or for the account of Borrower. Such appointment shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the record books of the issuer thereof) by any Person (including the issuer of such Collateral or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default.
Section 4.10Periodic Valuations of Servicing Rights. The value of all Pledged Servicing Rights to the Lender shall be periodically determined as provided in Section 7.14 by an Approved Servicing Appraiser and the Borrowing Base shall be adjusted to reflect each such determination and updating of the value of such Collateral; provided that, notwithstanding any other provision hereof to the contrary, the Lender shall have the right, exercisable from time to time (daily or less often) in its sole discretion on any day after the occurrence and during the continuance of any Event of Default to mark the Pledged Servicing Rights to market, whereupon, for purposes of determining the Collateral Value for that day (and for each day thereafter until it shall thereafter be evaluated or re-evaluated by such an approved appraiser or broker or again marked to market by the Lender) such Pledged Servicing Rights shall be equal to 50.0% of its Market Value on that day (which the parties acknowledge may be nominal). Borrower acknowledges that a determination by the Lender of Market Value pursuant to this
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Agreement is for the limited purpose of determining Collateral Value for lending purposes under this Agreement without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of Collateral achieved by obtaining competing bids in an orderly market in which the servicer is not in default, insolvent or the subject of a case in bankruptcy and the bidders have adequate opportunity to perform customary diligence.
Section 4.11Collections in General. After the occurrence of any Event of Default that the Lender has not declared in writing to have been cured or waived, the Lender shall have the right (but no obligation) in its sole discretion to take any or all of the following actions with respect to the Collateral, which rights are in addition to, and not in derogation or in lieu of, any other rights available to a secured creditor under any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator:
(a)Demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;
(b)Request Borrower to pay over to the Lender all sums from time to time due Borrower under or in respect of the Approved Servicing Agreements (excluding the Minimum Servicing Compensation (as defined in the Acknowledgment Agreement)), including any and all fees and other compensation under the Approved Servicing Agreements for servicing the Serviced Loans, and to take any and all other actions that, subject to any restrictions imposed by the relevant Approved Servicing Agreement for the benefit of the party to it on whose behalf the Serviced Loans are being serviced (to the extent that such restrictions are valid and enforceable under the applicable UCC and other Laws), Borrower or the Lender has the right to take under that Servicing Agreement, and if the Lender does so request, then Borrower shall diligently and continuously thereafter comply with such request; and
(c)Request that Borrower forthwith pay to the Lender at its principal office all amounts thereafter received by Borrower upon or in respect of any of the Collateral, whether paid to Borrower or withheld or recovered by Borrower from collections and realizations on the Serviced Loans or any other source, advising the Lender as to the source of such funds, and if the Lender does so request, then Borrower shall diligently and continuously thereafter comply with such request.
All amounts so received and collected by the Lender pursuant to this Section 4.11 shall be applied in the same order and manner as is specified in Section 10.3.
Section 4.12Setoff. Subject to the Agency’s Interest or the owner of any related Mortgage Loan in the case of Non-Agency Servicing Rights, if an Event of Default exists, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower or any Obligated Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower or any Obligated Party whether or not the Obligations are then due. As further security for the Obligations, Borrower and each Obligated Party hereby grant to Lender a security interest in all money, instruments, and other Property of Borrower and each Obligated Party now or hereafter held by Lender, but expressly excluding Property held in escrow on behalf of Customers or in safekeeping for delivery to an Agency or the owner, as applicable. In addition to Lender’s right of setoff and as further security for the Obligations, Borrower and each Obligated Party hereby grant to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower or any Obligated Party now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower or any Obligated Party. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.
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Section 4.13Schedules 4.1(a)(2). For the avoidance of doubt, Borrower shall list Agency Servicing Rights that are Pledged to Lender on Schedule 4.1(a)(2). Borrower shall, along with each Borrowing Base Report, deliver to Lender any updates to Schedule 4.1(a)(2).
SECTION 5Conditions Precedent
Section 5.1Initial Extension of Credit.
The obligation of Lender to make the initial Borrowing under the Revolving Credit Note is subject to the condition precedent that Lender shall have received on or before the day of such Borrowing all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Lender:
(a)Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;
(b)Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(c)Constituent Documents. The Constituent Documents for Borrower and each other Obligated Party certified as of a date acceptable to Lender by the appropriate government officials of the state of formation of Borrower and each other Obligated Party;
(d)Governmental Certificates. Certificates of the appropriate government officials of the state of formation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower and each other Obligated Party, each dated within ten (10) days prior to the date of the initial Borrowing;
(e)Revolving Credit Note. The Revolving Credit Note executed by Borrower;
(f)Security Documents. The Security Documents executed by Borrower and other Obligated Parties;
(g)Financing Statements. UCC financing statements reflecting Borrower and the other Obligated Parties, as debtors, and Lender, as secured party, which are required to grant a Lien which secures the Obligations and covering such Collateral as Lender may request;
(h)Agency Approval. Written approval from Freddie Mac approving the Pledge to the Lender of the Collateral hereunder;
(i)Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5;
(j)Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than ten (10) days prior to the date of the initial Borrowing;
(k)Opinion of Counsel. Favorable opinions of each of Kirkland & Ellis LLP, outside legal counsel to Borrower (dated as of the Closing Date), and of Peter Macdonald, Esq., General Counsel of Borrower, as to such matters as Lender may reasonably request;
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(l)Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by Borrower;
(m)Closing Fees. Evidence that the any fees due at closing have been paid;
(n)Reserved.
(o)Reserved.
(p)Borrowing Base Report. A Borrowing Base Report executed by Borrower;
(q)Acknowledgement Agreement. With respect to each Designated Agency, an Acknowledgment Agreement executed by Borrower and such Designated Agency, as applicable, in a form satisfactory to Lender; and
(r)Additional Items. The additional items set forth on Schedule 5.1(r).
Section 5.2All Extensions of Credit.
The obligation of Lender to make any Borrowing (including the initial Borrowing) is subject to the following additional conditions precedent:
(a)Request for Borrowing. Lender shall have received in accordance with this Agreement, as the case may be, a Borrowing Request Form pursuant to Lender’s requirements and executed by a Responsible Officer of Borrower;
(b)No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to such Borrowing;
(c)No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could be a Material Adverse Event;
(d)Representations and Warranties. All of the representations and warranties contained in Section 6 and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and
(e)Additional Documentation. Lender shall have received such additional approvals, opinions, or documents as Lender or its legal counsel may reasonably request.
Each Borrowing hereunder shall be deemed to be a representation and warranty by Borrower and each other Obligated Party that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Borrowing.
SECTION 6Representations and Warranties
To induce Lender to enter into this Agreement, and to make Borrowings hereunder, and except as set forth in this Agreement and on the Schedules hereto, Borrower represents and warrants to Lender that:
Section 6.1Entity Existence.
Borrower and each Obligated Party (a) is duly formation, validly existing, and in good standing under the laws of the jurisdiction of its formation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is
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qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Borrower and each Obligated Party has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 6.2Financial Statements; Etc.
Borrower and each Obligated Party has delivered to Lender (a) audited financial statements of Borrower and each Obligated Party as at and for the fiscal year ended December 31, 2013, (b) unaudited financial statements of Borrower and each Obligated Party for the three (3)-month period ended June 30, 2014, and (c) unaudited financial statements of Borrower and each Obligated Party for the two (2)-month period ended August 31, 2014. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and each Obligated Party as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any other Obligated Party has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.2. All projections delivered by Borrower and each Obligated Party to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections. Neither Borrower nor any Obligated Party has any material Guarantees, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or any hedge agreement or other transaction or obligation in respect of derivatives, that are not reflected in the most-recent financial statements referred to in this Section 6.2. As of August 31, 2014, other than the Debt listed on Schedule 6.2, Borrower and each Obligated Party had no Debt.
Section 6.3Action; No Breach.
The execution, delivery, and performance by Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.
Section 6.4Operation of Business.
Borrower and each Obligated Party possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor any Obligated Party is in violation of any valid rights of others with respect to any of the foregoing. Borrower and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, except where the failure to register could not reasonably be expected to result in a Material Adverse Event.
Section 6.5Litigation and Judgments.
Except as specifically disclosed in Schedule 6.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower or any Obligated Party, threatened against or affecting Borrower or any
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Obligated Party that could, if adversely determined, result in a Material Adverse Event. There are no outstanding judgments against Borrower or any Obligated Party.
Section 6.6Rights in Properties; Liens.
Borrower and each Obligated Party has good and indefeasible title to or valid leasehold interests in its respective Collateral and Properties, including the Collateral and Properties reflected in the financial statements described in Section 6.2, and none of the Collateral of Borrower or any Obligated Party is subject to any Lien, except as permitted by Section 8.2.
Section 6.7Enforceability.
This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.
Section 6.8Approvals.
No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.
Section 6.9Taxes.
Borrower and each Obligated Party has filed all income and other material tax returns required to be filed, and has paid all of their respective liabilities for income and other material taxes, assessments, governmental charges, and other levies (in each case, in the nature of a tax) that are due and payable. Borrower and each Obligated Party knows of no pending investigation of Borrower or any Obligated Party by any taxing authority or of any pending but unassessed tax liability of Borrower or any Obligated Party.
Section 6.10Use of Proceeds; Margin Securities.
Neither Borrower nor any Obligated Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System). The proceeds of any Borrowing will be used by Borrower solely for the purposes specified in Section 2.4. None of such proceeds will be used to purchase or carry any “margin stock”, or to reduce or retire any indebtedness originally incurred to purchase or carry “margin stock” or for any other purpose that might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action that might cause the Revolving Credit Note or any of the other Loan Documents, including this Agreement, to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower and its Affiliates own no “margin stock” except for that described in the financial statements referred to in Section 6.2 and, as of the date hereof, the aggregate value of all “margin stock” owned by Borrower and its Affiliates does not exceed twenty-five percent (25%) of all of the value of all of Borrower’s and its Affiliates’ assets.
Section 6.11ERISA.
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Except to the extent that it would not result in a Material Adverse Event, (a) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or may rely on a favorable opinion letter issued by the IRS) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower or any Obligated Party, nothing has occurred which would prevent, or cause the loss of, such qualification, (b) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, (c) there are no pending or, to the knowledge of Borrower or Obligated Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, (d) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan, (e) no ERISA Event has occurred or is reasonably expected to occur, (f) no Plan has any Unfunded Pension Liability, (g) no Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (h) no Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (i) no Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 6.12Disclosure.
No statement, information, report, representation, or warranty made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or any Obligated Party which is a Material Adverse Event, or which might in the future be a Material Adverse Event that has not been disclosed in writing to Lender.
Section 6.13Subsidiaries.
Borrower has no Subsidiaries other than those listed on Schedule 6.13 (as such schedule may be updated from time to time pursuant to Section 7.12) and Schedule 6.13 sets forth the jurisdiction of formation or organization of each such Subsidiary and the percentage of Borrower’s ownership interest in such Subsidiary. All of the outstanding capital stock or other equity interests of each Subsidiary described on Schedule 6.13 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of Borrower.
Section 6.14Agreements.
Neither Borrower nor any Obligated Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or limited liability, corporate or other organizational restriction, in each case which could result in a Material Adverse Event. Neither Borrower nor any Obligated Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party. No holder of Borrower’s or any Subsidiary’s debt or other obligations has given notice of any asserted default that could reasonably be expected to constitute a Material Adverse Event. No liquidation or dissolution of Borrower is pending or, to Borrower’s knowledge, threatened and no liquidation or dissolution of any Subsidiary is pending or threatened that could reasonably be expected to constitute a Material Adverse Event. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Subsidiary of Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened that could reasonably be expected to constitute a Material Adverse Event.
Section 6.15Compliance with Laws.
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Neither Borrower nor any Obligated Party is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.
Section 6.16Regulated Entities.
Neither Borrower nor any Obligated Party is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.
Section 6.17Environmental Matters.
(a)Borrower and each Obligated Party, and all of its respective Properties, assets, and operations are in full compliance with all applicable Environmental Laws, except for any noncompliance that would not result in a Material Adverse Event. Neither Borrower nor the Obligated Parties are aware of, nor have Borrower or any Obligated Party, received notice of, any past, present, or future conditions, events, activities, practices, or incidents which would reasonably be expected to interfere with or prevent the compliance or continued compliance of Borrower and the Obligated Parties with all Environmental Laws and that would reasonably be expected to result in a Material Adverse Event;
(b)Each of Borrower and the Obligated Parties has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and each Obligated Party is in compliance with all of the terms and conditions of such permits, except to the extent failure to obtain any of the foregoing would not result in a Material Adverse Event;
(c)No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the Properties or assets of Borrower or any Obligated Party, except as would not reasonably be expected to result in a Material Adverse Event. The use which Borrower and any Obligated Party make and intend to make of their respective Properties and assets is not reasonably expected to result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets, except as would not reasonably be expected to result in a Material Adverse Event;
(d)Neither Borrower nor any Obligated Party nor any of their respective currently or, to the knowledge of Borrower, previously owned or leased Properties or operations is subject to any outstanding or, to the knowledge of Borrower, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, except as would not reasonably be expected to result in a Material Adverse Event;
(e)There are no conditions or circumstances associated with the currently or, to the knowledge of Borrower, previously owned or leased Properties or operations of Borrower or any Obligated Party that would reasonably be expected to give rise to any Environmental Liabilities, except as would not reasonably be expected to result in a Material Adverse Event;
(f)Neither Borrower nor any Obligated Party is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and each Obligated Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws, except where the failure to comply would not reasonably be expected to result in a Material Adverse Event;
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(g)Neither Borrower nor any Obligated Party has filed or failed to file any notice required under applicable Environmental Law reporting a Release, except where the failure to do so would not reasonably be expected to result in a Material Adverse Event; and
(h)No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any Obligated Party that would reasonably be expected to result in a Material Adverse Event.
Section 6.18Membership and Standing.
Borrower is an approved member in good standing of the MERS System. Borrower is (a) an approved servicer, seller/servicer or issuer, as applicable, of mortgage loans for Freddie Mac, (b) properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the servicer under any of the Servicing Agreements and applicable law, and (c) qualified to act as the servicer under the Servicing Agreements, and no event has occurred which would make Borrower unable to comply with all such eligibility requirements or which would require notification to Freddie Mac. Borrower has not received any written notice from any Governmental Authority that it intends to terminate or restrict Borrower’s status as an approved servicer in its programs for which Borrower is registered, approved or authorized.
Section 6.19Foreign Assets Control Regulations and Anti-Money Laundering.
Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary or, to the knowledge of the Borrower, Affiliate of any Obligated Party (a) is a Person designated by OFAC on the list of the Specially Designated Nationals and Blocked Persons with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is organized or located in Cuba, Iran, Sudan or Syria, or (c) is 50 per cent or more owned by any person or entity described in (a) or (b), such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.
Section 6.20Patriot Act.
The Obligated Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Patriot Act, (b) the Beneficial Ownership Regulation and (c) all other applicable federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be knowingly used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 6.21Nature of Business. As of the date hereof, Borrower and each Obligated Party is engaged directly or through Subsidiaries and Affiliates in the Consumer Lending Business.
Section 6.22Borrower’s Address. Borrower’s chief executive office and principal place of business are at 26642 Towne Centre Drive, Foothill Ranch, CA 92610 or at such other address as shall have been set forth in a written notice to the Lender at any time after the Closing Date.
Section 6.23Special Representations Concerning Collateral.
(a)The List of Eligible Agency Servicing Rights most recently submitted to the Lender is true and complete.
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(b)Borrower has not selected the Collateral in a manner that will adversely affect the Lender’s interests.
(c)Borrower is the legal and equitable owner and/or holder of the Collateral, free and clear of all Liens (other than the Lender’s Lien and the Agency’s Interest or the owner of any related Mortgage Loan in the case of Non-Agency Servicing Rights, as applicable) and the Collateral is validly pledged or assigned to the Lender, subject to no other Liens. Borrower has the sole right to act as servicer with respect to the Mortgage Loans pursuant to and subject to the terms and conditions of the Servicing Agreement.
(d)No fraud and, in addition, no material error, omission, misrepresentation, negligence or similar occurrence with respect to the Collateral and the Mortgage Loans related thereto has taken place on the part of Borrower or any of its Affiliates.
(e)No consent of any obligor or any other Person is required for the grant of the security interest provided in this Agreement by Borrower in any of the Collateral, other than consents that have been obtained, nor will any consent need to be obtained upon the occurrence of an Event of Default for the Lender to exercise its rights with respect to any of the Collateral (other than as provided in any applicable Acknowledgement Agreement).
(f)Each Servicing Agreement is a valid and binding obligation of Borrower, is in full force and effect, and is enforceable by Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.
(g)Freddie Mac or, with respect to any Non-Agency Servicing Rights, any other owner of Mortgage Loans, has not provided written notice to Borrower that it will terminate, modify or amend the Servicing Agreement or Borrower’s benefits or the Servicing Rights under any Servicing Agreement.
(h)Borrower has not engaged any subservicers, subcontractors or other agents to perform any of its duties under any of the Servicing Agreements, other than engagements that are permitted by, and are in compliance in all material respects with the requirements of, the applicable Servicing Agreement, and all fees and expenses due and payable to any such subservicer, subcontractor or agent as of the Closing Date in connection therewith have been paid, or will be paid before overdue, by Borrower.
All representations and warranties by Borrower shall survive delivery of the Loan Documents and the making of the Borrowings, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender’s right to rely on them.
SECTION 7Affirmative Covenants
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder:
Section 7.1Reporting Requirements.
Borrower shall, and shall cause each Obligated to, furnish to Lender:
(a)Annual Financial Statements. For the fiscal year ending December 31, 2014, and each fiscal year thereafter, as soon as available, and in any event within ninety (90) days after the last day of each fiscal year of Borrower and each Obligated Party, a copy of the annual audit report of Borrower and each Obligated Party for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and
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certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;
(b)Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the last day of each fiscal quarter of each fiscal year of Borrower and each Obligated Party, a copy of an unaudited financial report of Borrower and each such Obligated Party as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and each such Obligated Party, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;
(c)Borrowing Base Report. As soon as available, and in any event within thirty (30) days after the last day of each calendar month of each fiscal year of Borrower, a Borrowing Base Report;
(d)Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1.(a) and 7.1.(b), a certificate of the chief financial officer of Borrower (i) stating that to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Section 2 of the Pricing Side Letter;
(e)Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any Obligated Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Borrower or any Obligated Party;
(f)Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any Obligated Party which, if determined adversely to Borrower or such Obligated Party, could be a Material Adverse Event;
(g)Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of any Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that Borrower has taken and proposes to take with respect thereto;
(h)ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Borrower or any ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five (5) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrower proposes to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that Borrower or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan; within thirty (30) days following the execution of this Agreement, Borrower and each ERISA Affiliate shall request in writing from each Multiemployer Plan the information described in Sections 101(k) and 101(l) of ERISA and shall provide a copy of such requests to Lender; promptly upon receiving such information from the Multiemployer Plans, provide such information to Lender, and thereafter, such requests and such information shall only be required to be provided upon Lender’s request, which shall be made no more frequently than annually;
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(i)Reserved.
(j)Notice of Material Adverse Event. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any event or circumstance that could result in a Material Adverse Event;
(k)Notice of Attachment. Promptly, and in any event within ten (10) days after the commencement thereof, notice of any attachment, sequestration, or similar proceeding or proceedings against Borrower involving an aggregate amount in excess of $1,000,000 against any of its assets or properties;
(l)Beneficial Ownership.
(i)Promptly (1) of any change in direct or indirect ownership interests in Borrower as reported in a “Beneficial Ownership Certification” or other similar certification provided to Lender prior to or in connection with the execution of this Agreement, or (2) if the individual with significant managerial responsibility identified in the certification ceases to have that responsibility or if the information reported about that individual changes;
(ii)Such information and documentation as Lender may request during the term of this Agreement to confirm or update the continued accuracy of the any information provided in connection with the foregoing;
(m)Reserved.
(n)Other Reports. Borrower shall promptly furnish to the Lender from time to time information regarding the business and affairs of Borrower, including the following and such other information as the Lender may from time to time reasonably request (each report required must be signed by a duly authorized officer of Borrower and the Lender will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signatory), and Borrower shall
(i)Upon request by the Lender from time to time, expeditiously apply for and, if such counterparties are willing to make such agreements with Borrower (Borrower agrees in good faith to urge them to do so), to execute such acknowledgment agreements and related agreements with the counterparties to Servicing Agreements as are necessary or appropriate, in the Lender’s reasonable opinion, to achieve, maintain or improve establishment and perfection of the Lender’s security interest granted hereby in Collateral.
(ii)Reserved.
(iii)Monthly, a report, to deliver to the Lender in form and substance acceptable to the Lender, detailing the most current unpaid principal balance of all Pledged Servicing Rights, any request for, or resolution of a prior request for, repurchase or indemnity under the Approved Servicing Agreements, updated information from the most recent servicing valuation report and delinquency and foreclosure information.
(iv)To deliver to the Lender such other reports by Borrower in respect of the Collateral, in such detail and at such times as the Lender or any Lender in its reasonable discretion or at the reasonable direction of a Lender may request at any time or from time to time.
(v)As soon as available and in any event within 10 days of the date distributed, deliver to the Lender copies of all definitive prospectuses relating to (i) any public security offerings by Borrower or any of its Subsidiaries (including
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special purpose Subsidiaries) or (ii) any public securities to be based on, backed by or created from any Collateral and to be offered by Borrower or any of its Subsidiaries.
(vi)As soon as available and in any event within 10 days after filing, deliver to the Lender copies of (i) all regular or periodic financial reports, and copies of all extraordinary or non-routine filings, if any, that shall be filed with the U.S. Securities and Exchange Commission or any successor agency by or on behalf of Borrower or any of its Subsidiaries (including special purpose Subsidiaries) and (ii) all such filings relating to any public securities that are or are to be based on, backed by or created from any Collateral and which filings are made by or in respect of Borrower or any of its Subsidiaries; and
(o)General Information. Promptly, such other information concerning Borrower, or any Obligated Party as Lender may from time to time request.
Section 7.2Maintenance of Existence; Conduct of Business.
Borrower shall, and shall cause each Obligated Party to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower shall, and shall cause each Obligated Party to, conduct its business in an orderly and efficient manner in accordance with good business practices.
Section 7.3Maintenance of Properties.
Borrower shall, and shall cause each Obligated Party to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.
Section 7.4Taxes and Claims.
Borrower shall, and shall cause each Obligated Party to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither Borrower nor any Obligated Party shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 7.5Insurance.
Borrower shall, and shall cause each Obligated Party to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by limited liability companies engaged in similar businesses and owning similar Properties in the same general areas in which Borrower and each Obligated Party operate, provided that in any event Borrower will maintain and cause each Obligated Party to maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance and business interruption insurance reasonably satisfactory to Lender.
Section 7.6Inspection Rights.
At any reasonable time and from time to time, Borrower shall, and shall cause each Obligated Party to, (a) permit representatives of Lender to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Lender considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Borrower’s
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expense provided that Borrower shall not be responsible for costs and expenses more than one time per year unless an Event of Default has occurred and is continuing.
Section 7.7Keeping Books and Records.
Borrower shall, and shall cause each Obligated Party to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
Section 7.8Compliance with Laws.
Borrower shall, and shall cause each Obligated Party to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.
Section 7.9Compliance with Agreements.
Borrower shall, and shall cause each Obligated Party to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business.
Section 7.10Further Assurances.
Borrower shall, and shall cause each Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.
Section 7.11ERISA.
Borrower shall, and shall cause each Obligated Party to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder that would reasonably be expected to result in a Material Adverse Event.
Section 7.12Additional Subsidiaries.
Borrower shall notify Lender at the time that any Person becomes a Subsidiary that is formed under the laws of the United States or any state thereof, which notification shall be made by means of delivery of an updated version of Schedule 6.13.
Section 7.13Reserved.
Section 7.14Provide Monthly Servicing Appraisals. Borrower shall provide a new Servicing Appraisal to the Lender once each calendar month (with the first such period ending December 31, 2014); provided, that the Lender shall have the right in the Lender’s sole discretion to require independent appraisals or evaluations more frequently than every calendar month; and provided further that the Servicing Appraisal for each calendar month must be provided to the Lender no later than thirty (30) days following the end of such month.
Section 7.15Special Affirmative Covenants Concerning Collateral. Until all of the Obligations shall have been fully paid in cash and satisfied and the Lender has no obligation to lend or provide any other financial accommodations to Borrower under or otherwise in respect of this Agreement, Borrower agrees to:
(a)Warrant and forever defend the right, title and interest of the Lender, for the benefit of itself and the other Secured Parties, in and to the Pledged Servicing Rights against the claims and demands of all Persons whomsoever other than the Agency or the owner of any related Mortgage Loan in the case of Non-Agency Servicing Rights, as applicable, subject to any restrictions imposed by the relevant Servicing Agreement or the
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Acknowledgment Agreement for the benefit of the party to it on whose behalf the Mortgage Loans are being serviced to the extent (if any) that such restrictions are valid and enforceable under the applicable UCC and other Laws.
(b)Diligently fulfill its duties and obligations under each Approved Servicing Agreement, and not be declared by a counterparty to each such Servicing Agreement to be in default; provided that Borrower shall not be in breach of this covenant if a default declared by a counterparty to such Servicing Agreement arose from a failure of the portfolio of Serviced Loans to perform as required by the relevant Servicing Agreement and such counterparty has elected in writing to continue to use Borrower as Servicer thereof and has not rescinded or revoked such election.
(c)Diligently and timely collect its servicing compensation under each Approved Servicing Agreement.
(d)Cause Borrower’s rights to the servicing compensation provided for in each Approved Servicing Agreement to remain in full force and effect until the Borrowings to finance Borrower’s retention of the Pledged Servicing Rights related to such Approved Servicing Agreement have been fully repaid, or until such Servicing Agreement expires in accordance with its terms and without renewal.
(e)Reconfirm the filing authorization given in this Agreement to such UCC financing statements and continuation statements as the Lender may reasonably request from time to time (although no such reconfirmation shall be a condition to the filing of any financing statement, including any “in lieu” financing statement, or continuation statement) and execute and deliver to the Lender such further instruments of sale, pledge, assignment or transfer, and such powers of attorney, as shall be reasonably required by the Lender from time to time, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender and the Lenders under this Agreement, the Revolving Credit Note and the other Loan Documents. The Lender shall have all the rights and remedies of a secured party under the UCC and any other applicable law, in addition to all rights provided for in this Agreement.
(f)Use its best efforts to cause each of its Servicers, if any, to keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal amount comparable to that of the servicing portfolio of such Servicer or Borrower, respectively, and which are generally regarded as servicers acceptable to institutional investors.
SECTION 8Negative Covenants
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder:
Section 8.1Reserved.
Section 8.2Limitation on Liens. Other than the Agency’s Interest, Borrower shall not pledge, grant a security interest or assign any existing or future rights to service any of the Collateral or to be compensated for servicing any of the Collateral, or pledge or grant to any other Person any security interest in any Servicing Rights (other than the Servicing Rights set forth on Schedule 4.1(a)(1) as delivered by Borrower to Lender on the Closing Date). Borrower shall not permit any Servicing Rights, other than the Servicing Rights set forth on Schedule 4.1(a)(1) and delivered by Borrower to Lender as of the Closing Date, to become Excluded Collateral.
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Section 8.3Mergers.
(a)Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate, if such transaction would constitute an Organic Change.
(b)Borrower shall not, and shall not permit any Obligated Party to, divide into separate Persons (as may be permitted under the Delaware Limited Liability Company Act) without the written consent of the Lender.
Section 8.4Restricted Payments.
At any time an Event of Default has occurred and is continuing or would result therefrom, Borrower shall not pay, make, declare or incur any liability to pay, make, declare or incur any dividends or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding, except that, notwithstanding the foregoing, the Borrower shall be permitted at all times (regardless of whether or not a Default or Event of Default exists) to make Permitted Distributions.
Section 8.5Reserved.
Section 8.6Transactions With Affiliates.
Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or such Obligated Party, except in the Ordinary Course of Business and pursuant to the reasonable requirements of Borrower’s or such Obligated Party’s business, pursuant to a transaction which is otherwise not prohibited under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or such Obligated Party than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or such Obligated Party.
Section 8.7Disposition of Assets.
Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of the Collateral if, after giving effect to the application of proceeds of such disposition, a Borrowing Base Deficiency would exist.
Section 8.8Reserved.
Section 8.9Reserved.
Section 8.10Nature of Business.
Borrower shall not, and shall not permit any Obligated Party to, engage in any business other than the Consumer Lending Business.
Section 8.11Environmental Protection.
Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d)
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otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any Obligated Party would be responsible.
Section 8.12Accounting.
Borrower shall not, and shall not permit any Obligated Party to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.
Section 8.13No Negative Pledge.
Borrower shall not, and shall not permit any Obligated Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower or any Obligated Party from creating or incurring a Lien on the Collateral.
Section 8.14Reserved.
Section 8.15Reserved.
Section 8.16OFAC.
Borrower shall not, and shall not permit any Obligated Party to, fail to comply with the laws, regulations and executive orders referred to in Section 6.19 and Section 6.20.
Section 8.17Reserved.
Section 8.18Conditional Repurchase, Indemnity or Other Recourse Obligations
. Borrower shall not undertake or assume any conditional repurchase, indemnity or other recourse obligations in respect of Mortgage Loans sold which obligations and liabilities, when combined with Borrower’s contingent liabilities, constitute contingent liabilities that are required by GAAP either to be accrued as a charge to income or to be disclosed by a note to Borrower’s financial statements in excess of Borrower’s loan loss reserve.
Section 8.19Special Negative Covenants Concerning Collateral.
(a)Without the Lender’s prior written consent, Borrower shall not execute any amendments to any Servicing Agreement that could reasonably be expected to materially and adversely affect the value of any Collateral or to reduce or delay payment or collection of amounts due Borrower from or in respect of any Collateral and Borrower will provide a copy of every supplement, amendment, restatement or replacement of any of such Servicing Agreements to the Lender promptly (and in no event later than five (5) Business Days) after the same shall become effective other than any such supplements or amendments that are imposed by the Agency on all servicers through the Guide or otherwise.
(b)Borrower shall not create, incur, grant, assume or suffer to exist any Lien on any of the Collateral, except only for Liens in favor of the Lender pursuant to this Agreement.
(c)Borrower shall not offer as Collateral any property against which any Person other than the Lender (for the benefit of itself and the Secured Parties) has a Lien.
Section 8.20Termination of Servicing Agreements or Servicing Rights
Borrower shall not, and (except as described in the following proviso) shall not give any Agency advance written notice of any intention to, terminate its contractual rights to the servicing of any Mortgage
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Loans (unless such termination is at Lender’s express direction); provided, that Borrower shall observe any notice or other requirements of any Approved Servicing Agreement in connection with any such termination.
Section 8.21No Amendments
Borrower will make, or permit to be made, any amendments or modifications to its Constituent Documents, which could reasonably be expected to have a material adverse effect on Borrower or its Subsidiaries or Lender.
SECTION 9

RESERVED
SECTION 10Default
Section10.1Events of Default.
Each of the following shall be deemed an “Event of Default”:
(a)Borrower shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due;
(b)Borrower shall fail to provide to Lender timely any notice of Default or Event of Default as required by Section 7.1.(g) of this Agreement or Borrower shall breach (i) any provision of Section 8 of this Agreement or (ii) any provision of Section 2 the Pricing Side Letter;
(c)Any representation or warranty made or deemed made by Borrower or any other Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made; provided that if any of the Company’s representations in Section 6.23 (titled “Special Representations Concerning Collateral”) for any reason shall be (or shall prove to have been) untrue or incorrect, then such untruth or incorrectness shall not constitute a Default or an Event of Default, although, such untruth or incorrectness will result in the affected items of Collateral each thereupon having a Collateral Value of zero;
(d)Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than ten (10) days following the date such failure first began;
(e)Borrower or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any limited liability company action to authorize any of the foregoing;
(f)An involuntary proceeding shall be commenced against Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its
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Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;
(g)Borrower or any other Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment (provided that no Event of Default shall be deemed to have occurred or be continuing if the holder or holders of such Debt waives their right to accelerate the maturity or require any such prepayment);
(h)A default or event of default occurs with respect to any document that evidences any of the Obligations, or any other event shall occur or condition shall exist if the effect of such, default, event of default, event or condition is to cause, or to permit the holders of any of the Obligations to cause, any Obligation to become due prior to the stated maturity or stated due date thereof;
(i)This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Obligated Party or any of their respective equity holders, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby;
(j)Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to result in a Material Adverse Event;
(k)A Change of Control or an Organic Change shall occur;
(l)Borrower, any of its Subsidiaries, or any Obligated Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under the Racketeer Influenced and Corrupt Organization Act of 1970 or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof;
(m)Borrower or any Obligated Party shall fail to discharge, stay or appeal within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its assets or Properties;
(n)A final judgment or judgments for the payment of money in excess of $1,000,000 individually or $2,500,000 in the aggregate shall be rendered by a court or courts against Borrower or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been satisfied, stayed, appeal therefrom or cause the execution thereof to be stayed during such appeal;
(o)Lender determines that a Material Adverse Event has occurred or a circumstance exists that could result in a Material Adverse Event;
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(p)Borrower shall take or omit to take any act (i) that would result in the suspension or loss of any of its statuses, once achieved or any of such statuses of its subservicer, if any, of any Agency’s Mortgage Loans pools for which Borrower is Servicer, as an Agency-approved servicer, or (ii) after which Borrower or any such relevant subservicer would no longer be in good standing as such, or (iii) after which Borrower or any such relevant subservicer would no longer currently satisfy all applicable Agency’s net worth requirements, if all of the material effects of such act or omission shall have not been cured by Borrower or waived by the relevant Agency before termination of such status;
(q)Borrower’s rights to service Mortgage Loans for any one or more investors under Servicing Agreements the value of which rights to Borrower (as reasonably estimated by the Lender) equals or exceeds 5.00% of the aggregate principal amount of Borrower’s Servicing Portfolio shall be terminated for cause (i.e., on account of act(s) or omission(s) by Borrower for which the holder, or a trustee for the holder, of the relevant Serviced Loans has the right under such Servicing Agreement to terminate such servicing rights);
(r)Either Freddie Mac or, with respect to any Non-Agency Servicing Rights, any other owner of Mortgage Loans, terminates any Servicing Right or Servicing Agreement related to the Collateral that has been Pledged to Lender; or
(s)A Servicer Downgrade Event has occurred.
Section10.2Remedies Upon Default.
If any Event of Default shall occur and be continuing, then Lender may without notice terminate the Commitment or declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.
Section10.3Application of Funds.
After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Lender in such order as it elects in its sole discretion.
Section10.4Performance by Lender.
If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower under this Agreement or any other Loan Document.
SECTION 11Miscellaneous
Section11.1Expenses.
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Borrower hereby agrees to pay on demand: (a) all costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (b) all costs and expenses of Lender in connection with any Default or Event of Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (e) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action; the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower.
Section11.2INDEMNIFICATION.
BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON.
Section11.3Limitation of Liability.
Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower or any other Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section11.4No Duty.
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All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.
Section11.5Lender Not Fiduciary.
The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
Section11.6Equitable Relief.
Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section11.7No Waiver; Cumulative Remedies.
No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
Section11.8Successors and Assigns.
This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and its successors and assigns, except that Borrower may assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender.
Section11.9Survival.
All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1, and 11.2 shall survive repayment of the Obligations and termination of the Commitment.
Section11.10Amendment.
The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.
Section11.11Notices.
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been
    44    Credit and Security Agreement

given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b)(i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, four (4) business days after deposit in the mail, postage prepaid; (iii) if delivered by facsimile, when sent; and (iv) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below), when delivered; provided, however, that notices and other communications pursuant to Section 2 shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.
Section11.12GOVERNING LAW; VENUE; SERVICE OF PROCESS.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 11.11 HEREOF.
Section11.13Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section11.14Severability.
Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.
Section11.15Headings.
The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section11.16Participations; Etc.
Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding Borrower and the Obligated Parties, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not).
Section11.17Construction.
    45    Credit and Security Agreement

Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.
Section11.18Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.
Section11.19WAIVER OF JURY TRIAL
. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.
Section11.20Additional Interest Provision.
It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Revolving Credit Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to the Revolving Credit Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of the Revolving Credit Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than the Revolving Credit Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Revolving Credit Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of the Revolving Credit Note and/or the Related Indebtedness (or, if the Revolving Credit Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Revolving Credit Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Revolving Credit Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Revolving Credit Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking
    46    Credit and Security Agreement

usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Revolving Credit Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Revolving Credit Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Revolving Credit Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Revolving Credit Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Revolving Credit Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Revolving Credit Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section11.21Ceiling Election.
To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on the Revolving Credit Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
Section11.22USA Patriot Act Notice.
Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Lender to identify Borrower and each other Obligated Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.
Section11.23NOTICE OF FINAL AGREEMENT.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

    47    Credit and Security Agreement

EXECUTED to be effective as of the date first written above.
BORROWER:

loanDepot.com, LLC,
a Delaware limited liability company

By:
    Name:
    Title:

Address for Notices:
26642 Towne Centre Drive
Foothill Ranch, California 92610
Fax No.:
Telephone No.:
Attention:
                        With a copy to:
26642 Towne Centre Drive
Foothill Ranch, California 92610
Fax No.:
Telephone No.:
Attention:

LENDER:

NEXBANK

By:
    Name: Rhett Miller
    Title: Senior Vice President and Chief Credit
     Officer

Address for Notices:
2515 McKinney Avenue, Suite 1100
Dallas, Texas 75201
Telephone No.:
Attention:

Signature Page to Credit Agreement

SCHEDULE 4.1(a)(1)

None.

D-2294739_9.doc        Schedule 4.1(a) to Credit Agreement

SCHEDULE 4.1(a)(2)
PLEDGED SERVICING RIGHTS

Delivered separately to NexBank
D-2294739_9.doc        Schedule 4.1(a) to Credit Agreement

SCHEDULE 5.1(r)
ADDITIONAL CONDITIONS PRECEDENT

None.
        Schedule 5.1(r) to Credit Agreement

SCHEDULE 6.2
EXISTING DEBT

See Attached.1

1 NTD: loanDepot to provide list of Existing Debt.
        Schedule 6.5 to Credit Agreement

SCHEDULE 6.5
LITIGATION AND JUDGMENTS

None.

        Schedule 6.5 to Credit Agreement

SCHEDULE 6.13
SUBSIDIARIES, VENTURES, ETC.
loanDepot Agency Advance Receivables Depositor, LLC
loanDepot BA Warehouse, LLC